AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 AUTOINFO, INC.

                          SUNTECK TRANSPORT CO., INC.,

                                       AND

                               TARGET SHAREHOLDER


                                  JUNE 22, 2000


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1.    The Merger.............................................................. 1

   1.1   The Merger........................................................... 1

   1.2   Closing; Effective Time.............................................. 2

   1.3   Effect of the Merger................................................. 2

   1.4   Certificate of Incorporation; Bylaws................................. 2

   1.5   Directors and Officers............................................... 2

   1.6   Effect on Capital Stock.............................................. 2

   1.7   Payment of Merger Consideration; Holdback............................ 3

   1.8   No Further Ownership Rights in Target Common Stock................... 4

   1.9   Tax and Accounting Consequences...................................... 4

   1.10  Taking of Necessary Action; Further Action........................... 4

2.    Representations and Warranties of Target and Target Shareholder......... 4

   2.1   Organization, Standing and Power..................................... 4

   2.2   Authority............................................................ 5

   2.3   Governmental Authorization........................................... 5

   2.4   Financial Statements................................................. 6

   2.5   Capital Structure.................................................... 6

   2.6   Absence of Certain Changes........................................... 6

   2.7   Absence of Undisclosed Liabilities................................... 7

   2.8   Litigation........................................................... 7

   2.9   Restrictions on Business Activities.................................. 7

   2.10  INTENTIONALLY OMITTED................................................ 7

   2.11  Proprietary Rights and Warranty Claims............................... 7

   2.12  Interested Party Transactions........................................ 9

   2.13  Minute Books......................................................... 9

   2.14  Complete Copies of Materials......................................... 9

   2.15  Material Contracts................................................... 9

   2.16  Accounts Receivable..................................................10

   2.17  Customers and Suppliers..............................................10

   2.18  Employees and Consultants............................................10

   2.19  Title to Property....................................................11

   2.20  Environmental Matters................................................11

   2.21  Taxes................................................................11


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   2.22  Employee Benefit Plans...............................................13

   2.23  Employee Matters.....................................................14

   2.24  Insurance............................................................14

   2.25  Compliance With Laws.................................................15

   2.26  Brokers' and Finders' Fee............................................15

   2.27  Representations Complete.............................................15

3.    Representations and Warranties of Acquiror and Merger Sub...............15

   3.1   Organization, Standing and Power.....................................15

   3.2   Authority............................................................16

   3.3   SEC Documents: Financial Statements..................................16

   3.4   Capital Structure....................................................17

   3.5   Interim Operations of Merger Sub.....................................18

   3.6   Absence of Certain Changes...........................................18

   3.7   Absence of Undisclosed Liabilities...................................18

   3.8   Litigation...........................................................19

   3.9   Restrictions on Business Activities..................................19

   3.10  Plan of Reorganization...............................................19

   3.11  Representations Complete.............................................19

4.    Conduct Prior To The Effective Time.....................................20

   4.1   Conduct of Business..................................................20

   4.2   No Solicitation......................................................23

5.    Additional Agreements...................................................23

   5.1   Approval of Shareholders.............................................23

   5.2   Sale of Shares Pursuant to Regulation D..............................24

   5.3   Access to Information................................................24

   5.4   Confidentiality......................................................24

   5.5   Public Disclosure....................................................24

   5.6   Regulatory Approval: Further Assurances..............................24

   5.7   Legal Requirements...................................................25

   5.8   Blue Sky Laws........................................................26

   5.9   Nonaccredited Stockholders...........................................26

   5.10  Employees............................................................26

   5.11  Expenses.............................................................26

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   5.12  Audited Financial Statements.........................................26

   5.13  Relocation...........................................................26

6.    Conditions to the Merger................................................27

   6.1   Conditions to Obligations of Each Party to Effect the Merger.........27

   6.2   Additional Conditions to the Obligations of Acquiror and Merger Sub..27

   6.3   Additional Conditions to Obligations of Target.......................29

7.    Termination, Amendment and Waiver.......................................31

   7.1   Termination..........................................................31

   7.2   Effect of Termination................................................32

   7.3   Amendment............................................................32

   7.4   Extension; Waiver....................................................32

8.    Holdback and Indemnification............................................32

   8.1   Holdback.............................................................32

   8.2   Indemnification......................................................34

   8.3   Claims; Payment Procedures...........................................35

   8.4   Resolution of Conflicts and Arbitration..............................36

   8.5   Third-Party Claims...................................................37

   8.6   Limitation of the Holdback Agent's Liability.........................38

9.    General Provisions......................................................38

   9.1   Notices..............................................................38

   9.2   Definitions..........................................................39

   9.3   Counterparts.........................................................39

   9.4   Entire Agreement; Nonassignability; Parties in Interest..............40

   9.5   Severability.........................................................40

   9.6   Remedies Cumulative..................................................40

   9.7   Governing Law........................................................40

   9.8   Rules of Construction................................................40

   9.9   Expenses.............................................................40

10.   Bankruptcy Proceeding and Reorganization Plan...........................41

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                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 22, 2000 by and among AutoInfo, Inc., a Delaware corporation ("Acquiror"), Sunteck Transport Co., Inc. a Florida corporation ("Target") and its wholly owned subsidiary UbidFreight.com, Inc. a Delaware corporation ("UbidFreight") and Harry M. Wachtel the sole shareholder of Target ("Target Shareholder"). Target and UbidFreight are sometimes collectively referred to herein as the "Corporation."

RECITALS

     A. The Boards of Directors of Target, Acquiror and the Target Shareholder believe it is in the best interests of their respective companies and the shareholders of their respective companies that Target and a wholly owned subsidiary to be organized by Acquiror prior to the Closing (the "Merger Sub") combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Target Common Stock ("Target Common Stock") shall be converted into the right to receive the Merger Consideration (as defined in Section 1.6(a)) upon the terms and subject to the conditions set forth herein.

     C. Target, the Target Shareholder and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

     1. The Merger.

          1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, a Certificate of Merger to be filed with the Secretary of State of the State of Delaware pertaining to the Merger (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Articles of Merger to be filed with the Secretary of State of the State of Florida pertaining to the Merger ("Articles of Merger") and the applicable provisions of the Florida Business Corporation Act ("Florida Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."


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          1.2  Closing;   Effective  Time.  The  closing  of  the   transactions
     contemplated   hereby  (the   "Closing")   shall  take  place  as  soon  as
     practicable, but no later than two (2) business days after the satisfaction or waiver of each of the conditions set forth in Section 6 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Morse Zelnick Rose & Lander LLP, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger, together with any required certificates, with the Secretaries of State of the States of Delaware and Florida, in accordance with the relevant provisions of Delaware Law and Florida Law (the time of such filing being the "Effective Time").

          1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Florida Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4 Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5 Directors and Officers. At the Effective Time, the directors and officers of Surviving Corporation shall be reasonably satisfactory to Target.

          1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

               (a) Merger Consideration. Each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged ("Exchange Ratio"), without any action on the part of the holders thereof, into the right to receive that number of validly issued, fully paid and nonassessable shares of the Common Stock of Acquiror ("Acquiror Common Stock") which equal the amount obtained by dividing ten million (10,000,000) by the number of shares of Target Common Stock issued and outstanding immediately prior to the Effective Time (the "Acquiror Shares"). The Acquiror Shares are sometimes referred to herein as the "Merger Consideration."

               (b) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of


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          Merger Sub  evidencing  ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring after the date hereof and prior to the Effective Time.

               (d) Fractional Shares. The Acquiror Shares to be issued to Target Shareholder shall be rounded down to the nearest share, and Target Shareholder waives any rights to receive fractional shares or cash or other consideration in lieu thereof.

               (e) Dissenters' Rights. The Target Shareholder hereby waives his rights to have his shares of Target Common Stock treated as "Dissenting Shares" in accordance with Florida Law following the Merger.

               (f) Certificate Legends. The Acquiror Shares to be issued pursuant to this Section 1 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration  under  the  Securities  Act of  1933,  as  amended  (the
          "Securities Act"), only in certain limited circumstances. Each certificate evidencing Acquiror Shares to be issued pursuant to this
          Section 1 shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL
     REASONABLY  ACCEPTABLE  TO  THE  COMPANY  THAT  SUCH  REGISTRATION  IS  NOT
     REQUIRED."

and any legends required by state securities laws.

          1.7 Payment of Merger Consideration; Holdback.

               (a) Exchange Procedures. At the Closing, the Target Shareholder shall deliver to Acquiror certificates (the "Certificates") representing all outstanding shares of Target Common Stock immediately prior to the Effective Time, together with such other customary documents as Acquiror may request, duly completed and validly executed in accordance with the instructions thereto. Promptly after the Effective Time, Acquiror shall deliver to Target Shareholder: (A) a certificate representing the number of whole Acquiror


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          Shares  less the  number  of  Acquiror  Shares to be  retained  in the
          Holdback Fund pursuant to Section 1.7(b) hereof.

               (b) Holdback Fund. Following the Closing, and subject to and in accordance with the provisions of Section 8 hereof, Acquiror shall not distribute to the Target Shareholder but shall retain in the Holdback Fund (as defined in Section 8.1) one million two hundred fifty thousand (1,250,000) shares of the Acquiror Shares (the "Holdback Shares").

          1.8 No Further Ownership Rights in Target Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

          1.9 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

          1.10 Taking of Necessary Action; Further Action. Each of Acquiror, Merger Sub, Target and Target Shareholder will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

     2. Representations and Warranties of Target and Target Shareholder. Target and the Target Shareholder represent and warrant to Acquiror that the statements contained in this Section 2 are true and correct, except as disclosed in a document of even date herewith and delivered by Target to Acquiror referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2, and the disclosure in any such numbered and lettered section of the Target Disclosure Schedule shall qualify only the corresponding subsection in this
Section 2 (except to the extent disclosure in any numbered and lettered section of the Target Disclosure Schedule is specifically cross referenced in another numbered and lettered section of the Target Disclosure Schedule).

          2.1 Organization, Standing and Power. Target and UbidFreight are corporations duly organized, validly existing and in good standing under the laws of their


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     respective  jurisdictions of organization.  Target and UbidFreight have the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and are duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. The Companies have delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target and UbidFreight, each as amended to date, to Acquiror. Neither Target nor UbidFreight is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target is the owner of all outstanding shares of UbidFreight, its only subsidiary, and all such shares are duly authorized,
     validly  issued,   fully  paid  and   nonassessable.   Neither  Target  nor
     UbidFreight directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          2.2 Authority. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action on the part of Target subject only to the approval of the Merger by Target's shareholder as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or UbidFreight, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or UbidFreight or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and Articles of Merger; and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          2.3 Governmental Authorization. Target and UbidFreight have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target or UbidFreight currently operates or holds any interest in any of its properties or (ii) that is required for the operation of


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

     Target's or UbidFreight's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

          2.4 Financial Statements. Target has delivered to Acquiror its unaudited consolidated financial statements (balance sheet, statement of operations and statement of cash flows) for the period beginning January 1, 1998 and ending December 31, 1999, and for the four-month period ended April 30, 2000 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present in all material respects the financial condition and operating results of Target as of the dates, and for the periods, indicated therein.

          2.5 Capital Structure. The authorized capital stock of Target consists of 1,000 shares of Target Common Stock, of which there were issued and outstanding as of the date hereof, 100 shares all of which are held of record and beneficially by Target Shareholder. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holder thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Common Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock between or among Target and Target Shareholder. All shares of outstanding Target Common Stock and rights to acquire Target capital stock were issued in compliance with all applicable federal and state securities laws.

          2.6 Absence of Certain Changes. Since April 30, 2000 (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred with respect to Target or its business: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target;
     (ii) any acquisition, sale or transfer of any material asset of Target or UbidFreight other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its or UbidFreight's assets;
     (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target or UbidFreight, other than in the


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

     ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target or UbidFreight is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target;
     (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its or UbidFreight's directors or employees; or (viii) any negotiation or agreement by Target or UbidFreight to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Target's capital stock.

          2.7 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Financial Statements, (ii) those incurred in the ordinary course of business and not required to be set forth in the Financial Statements under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Financial Statements date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

          2.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Target or UbidFreight, threatened in writing against Target or UbidFreight or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against Target or UbidFreight, or, to the knowledge of Target and UbidFreight, any of their respective directors or officers (in their capacities as such). All litigation to which Target is a party (or threatened in writing to become a party) is disclosed in the Target Disclosure Schedule.

          2.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or UbidFreight which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target or UbidFreight, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or UbidFreight as currently conducted or as proposed to be conducted by Target or UbidFreight.

          2.10 [INTENTIONALLY OMITTED].

          2.11 Proprietary Rights and Warranty Claims.

               (a) "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered, trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, URL, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right; and (b)
          the right to use or exploit any of the foregoing including rights granted by third parties under license agreements. Section 2.11(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Corporation (each a "Target Proprietary Asset" and collectively, the "Target Proprietary Assets"), registered with any governmental body or for which an application has been filed with any governmental body, (i) a brief description of such Target Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.11(a)(ii) of the Target Disclosure Schedule identifies and provides a brief description of all other Target Proprietary Assets owned by Target. Section 2.11(a)(iii) of the Target Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Target by any Person (except for any Proprietary Asset that is licensed to Target under any third party software license generally available to the public at a per unit cost of less than One Thousand Dollars
          ($1,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to Target. Except as set forth in
          Section 2.11(a)(iv) of the Target Disclosure Schedule, Target has good, valid and marketable title to all Target Proprietary Assets identified in Sections 2.11(a)(i) and 2.11(a)(ii) of the Target Disclosure Schedule, free and clear of all liens and other encumbrances, and, except as disclosed in Section 2.11 of the Target Disclosure Schedule, Target has a valid right to use all Proprietary Assets identified in Section 2.11(a)(iii) of the Target Disclosure
          Schedule in its business as it is currently conducted. Except as set forth in Section 2.11(a)(v) of the Target Disclosure Schedule, Target is not obligated to make any payment to any person for the use of any Proprietary Asset. Except as set forth in Section 2.11(a)(vi) of the Target Disclosure Schedule, Target has not developed jointly with any other person any Target Proprietary Asset with respect to which such other person has any rights.

               (b) Target has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Target Proprietary Assets (except Target Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Target Proprietary Assets. Except as set forth in the Target Disclosure Schedule, Target has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any person of any of the Target Proprietary Assets used in or necessary for the conduct of business by Target as currently conducted by Target (except Target Proprietary Assets whose value would be unimpaired by public disclosure).

               (c) Target, to its knowledge, is not infringing, misappropriating or making any unlawful use of, and Target has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person ("Third Party Proprietary Asset"). To Target's knowledge no other person is infringing, misappropriating or making any unlawful use of, and no Third Party Proprietary Asset owned or used by any other Person infringes or conflicts with, any Target Proprietary Asset.

               (d) (i) Each Target Proprietary Asset conforms with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Target; and (ii) there has not been any claim made against Target by any customer or other person alleging that any Target Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Target to any person) does not conform with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Target, and there is no basis for any such claim.

     Target's Proprietary Assets constitute all the proprietary assets necessary to enable Target to conduct its business in the manner in which such business has been and is being conducted. Target has not (i) licensed any of the Target Proprietary Assets to any Person or (ii) entered into any covenant not to compete or contract limiting its ability to exploit fully any of the Target Proprietary Assets or to transact business in any market or geographical area or with any Person.

          2.12  Interested  Party  Transactions.  Except as set forth in Section
     2.12 of the Target Disclosure Schedule, neither Target nor UbidFreight is indebted to any director, officer, employee or agent of Target or UbidFreight (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or UbidFreight. There have been no transactions since Target's inception that would require disclosure if Target were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

          2.13 Minute Books. The minute books of Target and UbidFreight provided to Acquiror contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target and UbidFreight through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.14 Complete Copies of Materials. Target has delivered true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and UbidFreight.

          2.15 Material Contracts. All the Material Contracts (as hereinafter defined) and agreements to which the Corporation is a party are listed in
     Section 2.15 of the Target Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect with respect to the Corporation, and to the Corporation's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither the Corporation or, to the Corporation's knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default by the Corporation or, to the Corporation's knowledge, by any such other party, or permit termination, modification or acceleration, under the agreement. The Corporation is not a party to any oral contract, agreement or other arrangement. "Material Contract" means any contract, agreement or commitment to which Target is a party (i) with expected receipts or expenditures in excess of five thousand dollars ($5,000), (ii) requiring the Corporation to indemnify any Person,
     (iv) granting any exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money of five thousand dollars ($5,000) or more, including guarantees of such indebtedness, or (v) which, if breached by the Corporation in such a manner as would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Corporation or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment, would reasonably be expected to have a Material Adverse Effect on Target.

          2.16 Accounts Receivable. Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest and are not subject to valid defenses, set- offs or counter claims. The accounts receivable will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Financial Statements.

          2.17 Customers and Suppliers. As of the date hereof, no customer and no supplier of the Corporation, has canceled or otherwise terminated, or made any written threat to the Corporation to cancel or otherwise terminate its relationship with Target or has at any time on or after the Target Balance Sheet, decreased materially its services or supplies to the Corporation in the case of any such supplier, or its usage of the services or products of the Corporation in the case of such customer, and to the Corporation's knowledge, no such supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to the Corporation or its usage of the services or products of Target, as the case may be. The Corporation has not knowingly breached, so as to provide a benefit to the Corporation that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Corporation.

          2.18 Employees and Consultants. Section 2.18 of the Target Disclosure Schedule contains a list of the names of all employees (including, without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of Target and UbidFreight, their respective salaries or wages, other compensation and dates of employment and positions.

          2.19 Title to Property. Target and UbidFreight have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Financial
     Statements or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statements date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Financial Statements. The plants, property and equipment of Target and UbidFreight that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target and UbidFreight are reflected in the Financial Statements to the extent generally accepted accounting principles require the same to be reflected. Except as set forth in Section
     2.19 of the Target Disclosure Schedule, all leases to which the Corporation is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquiror. The Corporation owns no real property.

          2.20 Environmental Matters. To the knowledge of Target, each of Target and UbidFreight is and at all times has been in compliance with all federal, state and local laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or waste.

          2.21 Taxes. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (a) Target has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Target or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

               (b) Target, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 2.21(a) and
          (ii) will have withheld with respect to its employees all Taxes required to be withheld.

               (c) There is no Tax deficiency outstanding or assessed or, to Target's knowledge, proposed against Target that is not reflected as a liability on the Financial Statements nor has Target executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (d) Target has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Financial Statements, whether asserted or unasserted, contingent or otherwise and Target has no knowledge of any basis for the assertion of any such liability attributable to Target, its assets or operations.

               (e) Target is not a party to any tax-sharing agreement or similar arrangement with any other party, and Target has not assumed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

               (f) Target's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Target has not been notified of any request for such an audit or other examination.

               (g) Target has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

               (h) Target has disclosed to Acquiror (i) any Tax exemption, Tax holiday or other Tax sparing arrangement that Target has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (ii) any expatriate tax programs or policies affecting Target. Target is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

               (i) Target has made available to Acquiror copies of all Returns filed for the periods ended December 31, 1998 and 1999.

               (j) Target has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Target.

               (k) Target has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

               (l) Target is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Target that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by Target as an expense under applicable law.

          2.22 Employee Benefit Plans.

               (a) Target has no plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is or has been sponsored, maintained, contributed to, or required to be contributed to by Target, any subsidiary of Target and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with Target within the meaning of Section 414(b), (c),(m) or (o) of the Code, (an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for Target or with respect to which Target, any subsidiary, or ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation.

               (b) No Title IV or Multiemployer Plan None of Target, or UbidFreight or any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Target, any subsidiary or any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

               (c) COBRA, FMLA, HIPAA, CANCER RIGHTS To its knowledge, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998, except to the extent that such failure to comply would not in the aggregate have a Material Adverse Effect. Target has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

               (d) Effect of Transaction The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any subsidiary or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus, except as expressly provided in this Agreement or
          (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or which may become payable by Target as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under
          Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code.

          2.23 Employee Matters. To its knowledge, the Corporation is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no proceedings pending or threatened in writing, between the Corporation, on the one hand, and any or all of its current or former employees, on the other hand, including, but not limited to, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or threatened in writing, against Target under any workers' compensation or long term disability plan or policy. The Corporation has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. Target is not a party to any collective bargaining agreement or other labor union contract, nor does the Corporation know of any activities or proceedings of any labor union to organize its employees. The Corporation has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation which became due and payable through the date of this Agreement.

          2.24 Insurance. Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target are otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Section 2.24 of the Target Disclosure Schedule contains a summary of each such policy or bond.

          2.25 Compliance With Laws. To its knowledge, Target has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business such that the failure to so comply would have a Material Adverse Effect on Target.

          2.26 Brokers' and Finders' Fee. No broker, finder or investment banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

          2.27 Representations Complete. None of the representations or warranties made by Target or Shareholder herein or in any Schedule or Exhibit hereto, including the Target Disclosure Schedule or any certificate furnished by Target pursuant to this Agreement or any written statement furnished to Acquiror pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contain, or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto and any document specifically referenced in the Target Disclosure Schedule as a "Superseding Document" (even if not attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Acquiror in connection with the transaction contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Acquiror with respect to such inconsistent or additional information.

     3. Representations and Warranties of Acquiror and Merger Sub. Acquiror represents and warrants to Target and the Target Shareholder that the statements contained in this Section 3 are true and correct, except as disclosed in a document of even date herewith and delivered by Acquiror to Target on the date hereof referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3, and the disclosure in any such numbered and lettered section of the Acquiror Disclosure Schedule shall qualify only the corresponding subsection in this Section 3 (except to the extend disclosure in any numbered and lettered section of the Acquiror Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Acquiror Disclosure Schedule.

          3.1 Organization, Standing and Power. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Acquiror has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror as amended to date, to Target. Acquiror is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

          3.2 Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding obligation of Acquiror. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets. No consent, approval, order or authorization of or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror or the consummation by Acquiror of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a Form D with the Securities and Exchange Commission in accordance with Regulation D following the Effective Time, (iii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) the approval of the Bankruptcy Court (as herein defined), and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

          3.3 SEC Documents: Financial Statements. Acquiror has made available to Target or its counsel through EDGAR a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since January 1, 1999, and, prior to the Effective Time, Acquiror will have made available to Target or its counsel through EDGAR true and complete copies of any additional documents and Exhibits thereto filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). All documents required to be filed as Exhibits to the Acquiror SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except as otherwise disclosed in or contemplated by the Plan of

     Reorganization and Disclosure Statement (as hereinafter defined) and those that have expired or been terminated in accordance with their terms and Acquiror is not in material default under such contracts. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as at their respective dates, complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

     3.4 Capital Structure. (a) The authorized capital stock of Acquiror presently consists of 20,000,000 shares of Common Stock, $.01 par value of which there were issued and outstanding as of the date of this Agreement 7,756,953 shares of Common Stock. Upon the confirmation of the Reorganization Plan, the authorized capital stock will consist of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock of which it is currently contemplated, without giving effect to the transactions contemplated hereby, there will be issued and outstanding 17,297,923 shares of Common Stock and no shares of Preferred Stock.

               (b) As of May 31, 2000 Acquiror has reserved 1,360,000 shares of Acquiror Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror's stock option Plans, of which 995,000 shares are subject to outstanding, unexercised options. Since May 31, 2000, Acquiror has not issued or granted, nor will Acquiror from that date through the Closing Date, issue or grant, additional options to purchase shares of capital stock of Acquiror under or outside any Acquiror stock option plan. Except for the rights created pursuant to this Agreement or disclosed in the SEC Documents or the Disclosure Statement, there are no other options, warrants, calls, rights, commitments or agreements or any character to which Acquiror is a party or by which it is bound obligating Acquiror to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Acquiror or obligating Acquiror to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as disclosed in the

          SEC Documents, there are no contracts, commitments or agreements relating to voting, registration, purchase or sale of Acquiror's capital stock (i) between or among Acquiror and any of its stockholders or (ii) to Acquiror's knowledge, between or among any of Acquiror's stockholders. All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable and not subject to any preemptive rights, lien or encumbrances.

               (c) Prior to the Closing, Acquiror will organize Merger Sub, a wholly-owned subsidiary organized under Delaware Law. The authorized capital stock of Merger Sub will, as of the Closing Date, consist of 1,000 shares of Common Stock, all of which will be issued and outstanding and held by Acquiror. Merger Sub shall be in good standing and shall have all requisite corporate power and authority to consummate the transactions contemplated hereby.

          3.5 Interim Operations of Merger Sub. Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement, will not have engaged in any other business activities and will only have conducted its operations only as contemplated by this Agreement.

          3.6 Absence of Certain Changes. Since March 31, 2000, except as contemplated by the Disclosure Schedule, Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition in the business or condition of Acquiror (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of any of its assets;
     (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquiror or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock; (v) any material contract entered into by Acquiror or any of its subsidiaries, or any material amendment or termination of, or default under, any material contract to which Acquiror or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Acquiror; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Acquiror to any of its directors or employees; or (viii) any negotiation or agreement by Acquiror or any of its subsidiaries to do any of the things described in the preceding clauses
     (i) through (vii) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Acquiror's capital stock.

          3.7 Absence of Undisclosed Liabilities. Neither Acquiror nor any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in Acquiror's SEC

     Documents, the Disclosure Statement and the Plan of Reorganization, (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror's SEC Documents under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since March 31, 2000 and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

          3.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Acquiror, threatened in writing against Acquiror or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Acquiror, or, to the knowledge of Acquiror, any of its directors or officers (in their capacities as such). All litigation to which Acquiror is a party (or threatened in writing to become a party) is disclosed in the Acquiror Disclosure Schedule.

          3.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Acquiror which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Acquiror, any acquisition of property by Acquiror or any of its subsidiaries or the conduct of business by Acquiror as currently conducted or as proposed to be conducted by Acquiror.

          3.10 Plan of Reorganization. On February 2, 2000, Acquiror filed a disclosure statement and reorganization plan pursuant to Chapter 11 of Title 11 of the United States Bankruptcy Code. The Plan provides for the issuance of one share of Acquiror Common Stock and a cash payment of $ 0.03 for each dollar of approximately $9.5 million of unsecured debt. A Disclosure Statement has been filed upon which parties in interest and the Bankruptcy Court have commented. In furtherance thereof and the transactions contemplated by this Agreement, a revised Reorganization Plan (the "Reorganization Plan") and Disclosure Statement (the "Disclosure Statement"), copies of which have been provided to Target and Target Shareholder, have been prepared and circulated for review to the Court and certain interested parties. A hearing to consider the Disclosure Statement and compliance with the disclosure requirements is currently scheduled for June 27, 2000. All documents on file in the bankruptcy proceeding, case no. 00-10368, are posted on the Bankruptcy Court's Internet site at: http://ecf.nysb.uscourts.gov/index.html

          3.11 Representations Complete. None of the representations or warranties made by Acquiror herein or in any Schedule or Exhibit hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, the Acquiror SEC
     Documents, the Reorganization Plan, the Disclosure Statement, or any written statement furnished to Target pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto and any document specifically referenced in the Acquiror Disclosure Schedule as a "Superseding Document" (even if not attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Target in connection with the transactions contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Target with respect to such inconsistent or additional information.

     4. Conduct Prior To The Effective Time.

          4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Acquiror and Target agree (except to the extent expressly contemplated by this Agreement, the Reorganization Plan, the Disclosure Statement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; to pay and to cause its subsidiaries to pay debts and taxes when due subject (i) to good faith disputes over such debts or taxes, and (ii) to pay or perform other obligations when due, and to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of (x) any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect, and (y) any change in its capitalization as set forth in Sections 2.5 and 3.4, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement, the Target Disclosure Schedule, the Acquiror Disclosure Schedule or Acquiror's Reorganization Plan neither Target nor Acquiror shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other party, which consent shall not be unreasonably withheld:

               (a) Charter Documents. Cause or permit any amendments to its Articles or Certificate of Incorporation or Bylaws;

               (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

               (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

               (d) Material Contracts. Enter into any Material Contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

               (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefore outstanding as of the date of this Agreement;

               (f) Proprietary Assets. Transfer to any person or entity any rights to its Proprietary Assets other than in the ordinary course of business consistent with past practice;

               (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Target products, services or Target Proprietary Assets;

               (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business, consistent with past practice;

               (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

               (j) Agreements. Enter into, terminate or amend, in a manner which will adversely affect the business of Target or Acquiror, as the case may be, (i) any agreement involving an obligation to pay or the right to receive $5,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Proprietary Assets or rights to market or sell Target Products, or (iii) any other agreement which is material to the business or prospects of such party or which is or would be a Material Contract;

               (k) Payment of Obligations. Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the respective parties financial statements;

               (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

               (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

               (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

               (o) Employee Benefit Plans; New Hires; Pay Increases. Amend or adopt any employee benefit plan or hire any new officer level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or increase the benefits, salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

               (p) Severance Arrangements. Grant any severance or termination pay or benefits (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and/or, with respect to Target, disclosed on the Target Disclosure Schedule;

               (q) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with the other party prior to the filing of such a suit, or
          (iii) for a breach of this Agreement;

               (r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate, to its business, taken as a whole;

               (s) Taxes. Other than in the ordinary course of business, make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material tax return or any amendment to a material tax return, enter into any closing agreement, settle any material claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of taxes;

               (t) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

               (u) Tax Free Reorganization. Take or cause to be taken any action that would disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code.

               (v) Net Operating Losses. Take or cause to be taken any action that would cause the elimination of Acquiror's net operating loss carryforward.

               (w) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

          4.2 No Solicitation.

               (a) From and after the date of this Agreement until the earlier of (i) the Effective Time, (ii) the date that is six months from the date hereof, or (iii) the date of termination of this Agreement pursuant to Section 7 hereof, Target shall not, directly or indirectly through any officer, director, employee, representative or agent of Target or otherwise, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or substantially all assets, sale of shares of capital stock or similar transactions involving Target other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal. Target represents and warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty.

               (b) From and after the date of this Agreement until the earlier of (i) the Effective Time, (ii) the date that is six months from the date hereof, or (iii) the date of termination of this Agreement pursuant to Section 7 hereof, Acquiror will not, directly or indirectly, through any shareholder, officer, director, employee, affiliate or agent of Acquiror, or otherwise, take an action to solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any third party regarding any acquisition of the assets, businesses, capital stock of a company in a similar industry to Target or any merger, consolidation or business combination with or involving a company in a similar industry to Target. Acquiror agrees that any such discussions or negotiations (other than discussions or negotiations with Target) in process as of the date of this Agreement will be suspended during such period and that, in no event, will Acquiror accept or enter into an agreement concerning any such third-party transaction during such period.

     5. Additional Agreements.

          5.1 Approval of Shareholders. Target Shareholder agrees, upon Target's request, to execute a written consent of shareholders approving the Merger.

          5.2 Sale of Shares Pursuant to Regulation D. The parties hereto acknowledge and agree that the shares of Acquiror Common Stock issuable to the Target Shareholder pursuant to Section 1.6 hereof, shall constitute "restricted securities" within the Securities Act. The certificates of Acquiror Common Stock shall bear the legends set forth in Section 1.6(f). It is acknowledged and understood that Acquiror is relying on certain written representations made by Target Shareholder.

          5.3 Access to Information. Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, personnel books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request.

               (a) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (b) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement, which is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

          5.5 Public Disclosure. Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non- confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

          5.6 Regulatory Approval: Further Assurances.

               (a) Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Acquiror and Target shall respond as promptly as practicable to any inquiries or requests received from any state attorney general or other Governmental Entity in connection with antitrust or related matters. Each of Acquiror and Target shall (1) give the other party prompt notice of the commencement of any legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such legal proceeding, and (3) promptly inform the other party of any communication to or from any Governmental Entity regarding the Merger. Acquiror and Target will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding under any federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Entity, in connection with any legal proceeding under any federal or state antitrust or fair trade law or any other similar legal proceeding, each of Acquiror and Target will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such legal proceeding.

               (b) Subject to Section 5.6(c), Acquiror and Target shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.6(c), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Target shall promptly deliver to Acquiror a copy of each such filing made, each such notice given and each such consent obtained by Target during the period prior to the Effective Time. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

               (c) Notwithstanding anything to the contrary contained in this Agreement, Acquiror shall not have any obligation under this
          Agreement: (i) to dispose or transfer or cause any of its subsidiaries to dispose of or transfer any assets, or to commit to cause Target to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product or service, or to commit to cause Target to discontinue offering any product or service;
          (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any person, any technology, software or other Proprietary Rights, or to commit to cause Target to license or otherwise make available to any person any technology, software or other Proprietary Rights; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause Target to hold separate any assets or operations; or (v) to make or cause any of its subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Target.

          5.7 Legal Requirements. Each of Acquiror and Target will, and Acquiror will cause Merger Sub to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take or cause to be taken all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          5.8 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its commercially reasonable efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

          5.9 Nonaccredited Stockholders. Prior to the Closing, Target shall not take any action, including the granting of employee stock options, that would cause the number of Target stockholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, to increase to more than 35 during the term of this Agreement.

          5.10 Employees. Target will use reasonable commercial efforts in consultation with Acquiror to retain existing employees of Target through the Effective Time and following the Merger.

          5.11 Expenses. Whether or not the Merger is consummated, except as provided for in Section 10.3 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          5.12 Audited Financial Statements. Target Financial Statements for the period from January 31, 1998 through a date no earlier than 45 days prior to the Effective Time shall be audited and reported on by a reputable independent public accounting firm with standing to appear before the SEC (the "Certifying Accountants") and such Target Financial Statements shall be delivered to Acquiror within 60 days of the Closing. In furtherance thereof Target and Target Shareholder shall use their respective best efforts from and after the Effective Time to cause the Target Financial Statements to be audited and Target Shareholder shall, in additional to complying with any other reasonable requests, execute and deliver to the Certifying Accountants such management representation letters, in customary form, as may be requested by the Certifying Accountants.

          5.13 Relocation. Within thirty days of the Effective Time, the headquarters of the Acquiror and the Surviving Corporation shall be located within a twenty-five mile radius of Boca Raton, Florida.

     6. Conditions to the Merger.

          6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a) Shareholder Approval. This Agreement and the Merger shall be approved and adopted by the written consent of the Target Shareholder and Acquiror as the sole stockholder of Merger Sub.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiary, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending. In the event of an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

               (c) Governmental Approval. Acquiror, Target and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity (as defined below) all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required by the United States Bankruptcy Court under the Securities Act, and under state Blue Sky laws other than filings and approvals relating to the Merger or affecting Acquiror's ownership of Target or any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect on the Surviving Corporation and Acquiror after the Effective Time.

               (d) Registration Rights Agreement. Acquiror and Harry M. Wachtel shall have entered into a registration rights agreement covering the Acquiror Shares providing for piggy-back registration rights on customary terms and provisions commencing one year from the Effective Date in form and substance satisfactory to Acquiror and Harry M. Wachtel.

          6.2 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective

     Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

               (a) Representations, Warranties and Covenants. The representations and warranties of Target in this Agreement shall be true and correct in all material respects (without regard to any qualification as to materiality contained in such representation or warranty) on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

               (b) Performance of Obligations. Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

               (c) Certificate of Officers. Acquiror and Merger Sub shall have received a certificate executed on behalf of Target by the President of Target certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

               (d) Third Party Consents. All consents or approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

               (e) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Acquiror nor Target shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Acquiror or any of its subsidiaries, or Target, any damages or other relief that would be material to Acquiror; (c) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Target; or (d) which would materially and adversely affect the right of Acquiror or Target to own the assets or operate the business of Target.

               (f) No Other Litigation. There shall not be pending any legal proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Acquiror or any of its subsidiaries, or Target, any damages or other relief that would be material to Acquiror; (c) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Target; or (d) which would affect adversely the right of Acquiror or Target to own the assets or operate the business of Target.

               (g) Employment Agreements. Harry M. Wachtel shall have entered into the Employment Agreement, substantially in the form attached hereto as Exhibit A.

               (h) No Material Adverse Change. There shall not have occurred any Material Adverse Effect of Target and its subsidiaries, taken as a whole.

               (i) Investor Representation Statement. Target Shareholder shall have delivered to Acquiror a signed Investor Representation Statement in form reasonably satisfactory to Acquiror and its counsel.

               (j) Opinion. Counsel for Target shall have delivered to Acquiror an opinion in a form and substance reasonably satisfactory to Acquiror and its counsel.

               (k) Stock Powers. The Target Shareholder shall have executed and delivered to the Holdback Agent such executed stock powers, powers or attorney, letters of instruction necessary or appropriate to enable the Holdback Agent to effect releases, forfeitures, cancellations and any other transfers of Holdback Shares and Additional Holdback Shares in accordance with the terms of Section 8.

          6.3 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

               (a) Representations, Warranties and Covenants. The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date) and the Target shall have received a certificate executed on behalf of Acquiror and Merger Sub by the chief executive officer and chief financial officer of Acquiror and Merger Sub, respectively.

               (b) Performance of Obligations. Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing and Target.

               (c) Certificate of Officers. Target shall have received a certificate executed on behalf of Acquiror and Merger Sub by the chief executive officer or chief financial officer of Acquiror and Merger Sub, respectively, certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

               (d) Acquiror Board  Recomposition.  Appropriate  corporate action shall have been effected such that, immediately upon consummation of the transactions contemplated by this Agreement, the Board of Directors of Acquiror shall consist of five members comprised of two existing board members, William I. Wunderlich, Harry M. Wachtel and one appointee of Harry M. Wachtel.

               (e) Third Party Consents. All consents or approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

               (f) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and Acquiror shall not received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Acquiror or any of its subsidiaries, or Target, any damages or other relief that would be material to Acquiror; (c) seeking to prohibit or limit in any material respect Target Shareholder's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Acquiror; or (d) which would materially and adversely affect the right of Acquiror or Target to own the assets or operate the business of Target.

               (g) No Other Litigation. There shall not be pending any legal proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Acquiror or any of its subsidiaries, or Target, any damages or other relief that would be material to Acquiror; (c)
          seeking to prohibit or limit in any material respect Target Shareholder's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Acquiror; or (d) which would affect adversely the right of Acquiror or Target to own the assets or operate the business of Target.

               (h) Employment Agreements. Acquiror shall have entered into the Employment Agreement, substantially in the form attached hereto as Exhibit A.

               (i) No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror and its subsidiaries, taken as a whole.

               (j) Opinion. Counsel for Acquiror shall have delivered to Target an opinion in a form and substance reasonably satisfactory to Target and its counsel.

               (k) Approval of Acquiror's Plan of Reorganization. There shall have been entered in Acquiror's Chapter 11 Reorganization proceeding currently pending before the United States Bankruptcy Court for the Southern District of New York (Case No. 00-10368) ("Bankruptcy Proceeding") a final and nonappealable order confirming Acquiror's Reorganization Plan, which order shall not be subject to any stay or injunction. The Reorganization Plan and Confirmation Order shall be in form and substance reasonably acceptable to Target. Target represents and warrants that the Reorganization Plan delivered to

          Target on the date hereof is acceptable in form and substance to Target. In the event of confirmation of the Reorganization Plan, Target shall have the right, in its sole and absolute discretion to waive the requirement that the Confirmation Order be a final and non-appealable order prior to the to the Closing. The Debtor shall not amend or modify, or seek to amend or modify, the Reorganization Plan or Confirmation Order in any material respect without the prior written consent of the Target, which consent shall not be unreasonably withheld.

               (l) Discharge of Claims Against the Acquiror. The Acquiror shall have been discharged from any debt that arose before the date of confirmation of the Reorganization Plan, and any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of the claim based on such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (ii) such claim is allowed under Section 502 of the Bankruptcy Code; or (iii) the holder of such claim has accepted the Reorganization Plan.

               (m) Payment of Cash Distributions and Administrative Expenses Under Reorganization Plan. The Acquiror shall have paid or have adequate funds to pay the maximum amount of cash distributions to be made to creditors under the Reorganization Plan, plus all administrative and priority claims against the Acquiror within the meaning of Section 507 of the Bankruptcy Code, including, without limitation, claims of professionals.

               (n) Acquiror Financing. Acquiror shall have entered into a definitive agreement or letter of intent, or received a firm commitment for a financing transaction, the terms of which are reasonably satisfactory to Target, for a debt or equity financing resulting in gross proceeds to the Acquiror of at least $2.0 million, such proceeds to be used for the development and implementation of the business plan of UbidFreight, which financing will result in the issuance of no more than 7.2 million shares of Acquiror Common Stock.

     7. Termination, Amendment and Waiver.

          7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 7.1(b) through Section 7.1(g), by written notice by the terminating party to the other party):

               (a) by the mutual written consent of Acquiror and Target;

               (b) by either Acquiror or Target if the Effective Time shall not have occurred by October 20, 2000, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

               (c)  by  either  Acquiror  or  Target  if a  court  of  competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

               (d) by Acquiror or Target, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 6.1 or 6.2 (in the case of termination by Acquiror) or Section 6.1 or 6.3 (in the case of termination by Target) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

               (e) if an order is entered by a court of  competent  jurisdiction
          (i) dismissing the Acquiror's pending Bankruptcy Proceeding; (ii) converting the Acquiror's pending bankruptcy case to a case under Chapter 7 of the Bankruptcy Code, or (iii) appointing a Trustee in the Acquiror's pending Bankruptcy Proceeding.

               (f) if a final order and nonappealable order confirming the Acquiror's Reorganization Plan is not entered by October 20, 2000.

               (g) if the Acquiror defaults on any of its material obligations under the Reorganization Plan or under the Confirmation Order entered in the Acquiror's pending bankruptcy case.

          7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, there shall be no liability or obligation on the part of Acquiror, Target, Target Shareholder or Merger Sub or their respective officers, directors, or stockholders, except as otherwise provided for herein or to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

          7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     8. Holdback and Indemnification.

          8.1 Holdback.

               (a) Definitions. For purposes of this Section 8:

                    (i) "Additional Holdback Shares" means any dividends paid in stock declared with respect to the Holdback Shares.

                    (ii) "Damages" refers to any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by this Agreement or any exhibit or schedule to this Agreement.

                    (iii) "Holdback Fund" means the Holdback Shares and any Additional Holdback Shares relating thereto, held by Acquiror and governed by the terms set forth herein.

                    (iv) "JAMS"  refers to Judicial  Arbitration  and  Mediation
               Services.

                    (v) "Indemnification Certificate" refers to a certificate signed by any indemnified party, or an officer or agent of such party, with respect to the indemnification obligations of a party hereto containing the information described in Section 8.3.

               (b) Holdback Shares. The Holdback Shares shall be registered in the name of the Target Shareholder, and shall be held by the Acquiror, in its capacity as Holdback Agent, such shares and any Additional Holdback Shares to constitute the Holdback Fund and to be governed by the terms set forth herein. In the event Acquiror issues any Additional Holdback Shares, such shares will be issued in the name of the Target Shareholder and held by the Holdback Agent in the same manner as the Holdback Shares delivered at the Closing. Once released from the Holdback Fund, shares of Acquiror Common Stock shall cease to be Holdback Shares and Additional Holdback Shares.

               (c) Payment of Dividends; Voting. Except for Additional Holdback Shares, which shall be treated as Holdback Shares pursuant to Section 8.1(a) hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Holdback Shares will be delivered to the Target Shareholder. The Target Shareholder shall be entitled to designate how all shares in the Holdback Fund will be voted on any matters to come before the shareholders of Acquiror.

               (d) Distribution of Holdback Shares. The Holdback Shares not used to compensate Acquiror pursuant to the indemnification obligations of the Target Shareholder shall be released to the Target Shareholder as follows:

                    (i) All Holdback Shares and Additional Holdback Shares shall be released and delivered to the Target Shareholder on the first anniversary of the Closing Date.

                    (ii) All shares required to be released by Acquiror from the
               Holdback Fund and delivered to the Target Shareholder shall be registered in the name of the Target Shareholder.

               (e) Assignability. No Holdback Shares or Additional Holdback Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by Target Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability.

          8.2 Indemnification.

               (a) Survival of Warranties. All representations and warranties made by the parties herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (sometimes referred to herein as the "Termination Date") except that the representations made in Section 2.21 shall survive for the applicable statute of limitations. If a notice of a Claim is given in accordance with this Agreement before expiration of such period, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim and the related indemnification obligation in Section 8.2 shall survive until, but only for purposes of, the resolution of such claim. The rights to indemnification, reimbursement or other remedy set forth in this Agreement will not be affected by any investigation conducted by an Indemnified Person with respect to, or any knowledge acquired (or capable of being acquired) by an Indemnified Person about, the accuracy or inaccuracy of, or compliance with, any representation, warranty, covenant or obligation.

               (b) Indemnification.

                    (i) Subject to the  limitations set forth in this Section 8, the Target Shareholder will indemnify and hold harmless Acquiror and the Surviving Corporation and its respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as an "Acquiror Indemnified Person" and collectively as "Acquiror Indemnified Person") from and against any Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement. Acquiror Indemnified Persons shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

                    (ii) Subject to the limitations set forth in this Section 8,
               Acquiror will indemnify and hold harmless Target Shareholder and his executors and estate (a "Target Shareholder Indemnified
               Person") from and against any Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquiror or Merger Sub in this Agreement, the Acquiror Disclosure Schedules or any exhibit or schedule to this Agreement. Target Shareholder Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages he may suffer.

               (c) Limitations of Liability. The maximum liability of each of the Target Shareholder and Acquiror under this Section 8 shall be limited to one million dollars ($1,000,000) (the "Maximum Indemnification Amount"); provided, further, that nothing in this Agreement shall limit the liability in amount or otherwise (a) of either party for any breach of any representation, warranty or covenant if the Merger does not close, or (b) of Target

          Shareholder in connection with any breach of any representation or covenant in the Investor Representation Statement, or (c) of either party with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

               (d) Basket. Notwithstanding anything to the contrary herein, each party shall only be liable under the indemnification provisions contained in Section 8.2 for that portion of aggregate Damages which exceed $25,000 (the "Basket Amount").

          8.3 Claims; Payment Procedures.

               (a) Claims Procedure. If either an Acquiror Indemnified Person or a Target Shareholder Indemnified Person (an "Indemnified Person" as applicable) asserts a claim for indemnification hereunder, such
          Indemnified Person shall deliver to an indemnifying person on or before the Termination Date an Indemnification Certificate stating that, with respect to the indemnification obligations of an indemnifying party set forth in Section 8.2, Damages exist or are expected to exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, or is reasonably expected to be paid, accrue or arise, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related.

               (b) Objections to Claims. Unless the indemnifying party shall notify an Indemnified Person and the Holdback Agent in writing within thirty (30) days of delivery of an Indemnification Certificate that the indemnifying party objects to any claim or claims for Damages set forth therein, which notice shall include a reasonable explanation of the basis for such objection, upon the expiration of such thirty (30) day period payment for the Damages shall be due and payable. If the indemnifying party shall timely notify an Indemnified Person and the Holdback Agent in writing that it objects to any claim or claims for Damages made in an Indemnification Certificate, the Indemnified Person shall have thirty (30) days from receipt of such notice to respond in a written statement to the objection of the indemnifying party. If after such thirty (30) day period there remains a dispute as to any claims set forth in such Indemnification Certificate, the indemnifying party and the Indemnified Person shall attempt in good faith for sixty
          (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the indemnifying party and the Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               (c) Payment of Indemnification Claims. Any Damages in excess of the Basket Amount determined to be due and owing to an Indemnified Party hereunder shall be immediately payable in cash. Notwithstanding the foregoing, the Target Shareholder shall have the right to satisfy his indemnification obligations by transmittal of Holdback Shares or Acquiror Shares (in each case owned by him and unencumbered), or a combination of Holdback Shares or Acquiror Shares and cash. For the purposes of this provisions, the Holdback Shares and/or Acquiror Shares shall be valued at the average of (a) the average closing price of Acquiror Common Stock for the five trading day period ending on the trading day immediately prior to the Effective Time (the "Closing Price"), and (b) the average closing price of Acquiror Common Stock for the five trading day period ending on the trading day immediately prior to date that the Damages were paid or are determined to be due and owing; but in no event shall the Holdback Shares and/or Acquiror Shares be valued at less than the Closing Price. Notwithstanding anything to the contrary contained in this Agreement, Target Shareholder shall be deemed to have satisfied payment of the Maximum Indemnification Amount upon delivery to Acquirer of an aggregate of 5,000,000 Holdback Shares or Acquiror Shares.

               (d) Release of Holdback Shares. Within three (3) business days after the Termination Date (the "Release Date"), Acquiror shall release from the Holdback Fund a number of Holdback Shares and
          Additional Holdback Shares determined as set forth in Section 8.1 above, less the number of Holdback Shares and Additional Holdback Shares with a value (as determined pursuant to Section 8.3(c)) equal to (A) the Damages determined to be due and owing to Acquiror in accordance with this Section 8.3 in satisfaction of indemnification claims by an Indemnified Person (if Holdback Shares or Additional Holdback Shares are used to satisfy such indemnification obligation), and (B) any Damages with respect to any pending but unresolved indemnification claims of an Indemnified Person. Any Holdback Shares and Additional Holdback Shares held as a result of clause (B) shall be released to the Target Shareholder or released to Acquiror (as appropriate) promptly upon resolution of each specific indemnification claim involved.

          8.4 Resolution of Conflicts and Arbitration.

               (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Section 8.3, either the indemnifying party or the Indemnified Person may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. The indemnifying party and the Indemnified Person shall agree on the
          arbitrator,   provided  that  if  the   indemnifying   party  and  the
          Indemnified Person cannot agree on such arbitrator, either the indemnifying party or the Indemnified Person can request that JAMS select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Indemnification Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in to the contrary in this
          Section 8, the Holdback Agent shall be entitled to act in accordance with such decision and distribute Holdback Shares from the Holdback Fund in accordance with the terms thereof.

               (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Palm Beach County, Florida under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.4(b), in any arbitration hereunder in which any claim or the amount thereof stated in the Indemnification Certificate is at issue, the party seeking indemnification shall be deemed to be the Non- Prevailing Party unless the arbitrators award the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

               (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Palm Beach County, Florida, under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.4(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Indemnification Certificate is at issue, the party seeking indemnification shall be deemed to be the Non- Prevailing Party unless the arbitrators award the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          8.5 Third-Party Claims. An Indemnified Person (a) shall give the party required to make such payment ("Indemnifying Party") prompt notice of any claim, demand, suit, proceeding or action ("Claim") by any person against the Indemnified Person, (b) shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Claim, (c) shall not consent to any settlement or compromise of the Claim without the written consent of the Indemnifying Party (which consent, unless the Indemnifying Party has elected to assume the exclusive defense of such Claim, shall not be unreasonably withheld or delayed), and (d) shall permit the Indemnifying Party, if he or it so elects, to assume the exclusive defense of such Claim, all at the cost and expense of the Indemnifying Party. If the Indemnified Person shall (i) fail to notify or to consult with the Indemnifying Party with respect to any Claim in accordance with subparagraph (a) or (b) above or (ii) consent to the settlement or compromise of any Claim without having received the written consent of the Indemnifying Party (unless, if the Indemnifying Party has not elected to assume the exclusive defense of such Claim or the consent of the Indemnifying Party is unreasonably withheld or delayed), the Indemnifying Party shall be relieved of its indemnification obligation with respect to such Claim. If the Indemnifying Party shall elect to assume the exclusive defense of any Claim, it shall notify the Indemnified Person in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Person's counsel relating to such Claim after the date of delivery to the Indemnified Person of such notice of election. In the event of such election, the

     Indemnified Person shall cooperate with the Indemnifying Party and provide it with access to all books and records of the Indemnified Person relevant to the Claim. The Indemnifying Party will not compromise or settle any Claim without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages and such relief would materially and adversely affect the Indemnified Person. Notwithstanding the foregoing, the party which defends any Claim shall, to the extent required by applicable insurance policies, share or give control thereof to any insurer with respect to such Claim.

          8.6 Limitation of the Holdback Agent's Liability. For purposes of this
     Section 8 (the "Holdback Provisions"), references to the Holdback Agent shall be deemed to apply to it in its capacity as Holdback Agent and not in its capacity as Acquiror. The parties acknowledge and agree that Acquiror has agreed to act as the Holdback Agent for the convenience of the parties, and that Acquiror's liability hereunder shall not be increased by reason of Acquiror agreeing to so act. Acquiror, when acting as the Holdback Agent pursuant to this Agreement, will incur no liability with respect to any action taken or suffered by it pursuant to this Agreement in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person other than on its own behalf (and shall have no responsibility to determine the authenticity or accuracy thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In no event shall the Holdback Agent be liable for indirect or consequential damages. The Holdback Agent will not be responsible for the validity or sufficiency of the Holdback Provisions, including the amount of Holdback Fund. In all questions arising under the Holdback Provisions, the Holdback Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Holdback Agent based on such advice, the Holdback Agent will not be liable to anyone.

     9. General Provisions.

          9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a) if to Acquiror or Merger Sub, to:

                   AutoInfo, Inc.
                   Attn:  Mr. William Wunderlich
                   P.O. Box 4383
                   Stamford, CT 06907
                   Fax: (203) 322-6761
                   Tel: (203) 595-0005


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

                   With a copy to:

                   Morse Zelnick Rose & Lander LLP
                   450 Park Avenue
                   New York, New York 10022
                   Attn:  Kenneth S. Rose, Esq.
                   Fax: (212) 838-9190
                   Tel: (212) 838-5030

               (b) if to Target or Target Shareholder, to:

                   Sunteck Transport Co., Inc.
                   2061 N.W. 2nd Avenue
                   Boca Raton, Florida 33431
                   Attn:  Harry M. Wachtel
                   Fax: (561) 361-8212
                   Tel: (561) 361-0073

                   With a copy to:

                   Target's and Target Shareholder's Counsel
                   Meltzer, Lippe, Goldstein & Schlissel, P.C.
                   1909 Willis Avenue
                   Mineola, New York 11501
                   Attn:  Michael J. Weiner, Esq.
                   Fax: (516) 747-0653
                   Tel: (516) 747-0300

          9.2 Definitions. In this Agreement any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

          9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.


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

          9.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other party.

          9.5 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of New York applicable to parties residing in New York, without regard applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

          9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          9.9 Expenses. Each party shall pay its own costs and expenses incurred in the negotiation and consummation of the Merger; provided, however, that any costs and expenses of Target in excess of twenty-five thousand dollars ($25,000) shall be borne by the Target Shareholder.

     10. Bankruptcy Proceeding and Reorganization Plan.

          10.1 Acquiror shall use its diligent efforts to comply with all requirements imposed by the Bankruptcy Code and the Bankruptcy Court in connection with the approval of the Reorganization Plan and the Disclosure Statement in connection therewith, including, without limitation, providing such notice as may be required by order of the Bankruptcy Court. Acquiror shall oppose any objections to the issuance or entry of, requests for reconsideration or review of, or appeals from, the Confirmation Order unless and until this Agreement is terminated in accordance with the terms hereof.

          10.2 Acquiror shall immediately provide Target with copies of all judgments, decisions or orders issued by the Bankruptcy Court after the date hereof in the Bankruptcy Proceeding and all pleadings or other documents filed by any party after the date hereof in the Bankruptcy Proceeding which have or may have any effect upon the Target or this Agreement, or which are reasonably requested by Target, and shall immediately notify Target in writing of all material developments in the Bankruptcy Proceeding.

          10.3 In the event that (a) the Merger is not consummated as a result of Acquiror's failure to fulfill a condition to closing set forth in
     Article 6 hereof, or (b) the Bankruptcy Court shall (i) have granted the Acquiror the right to merge or consolidate with an entity other than Target, or (ii) permit the Acquiror to acquire the assets of an entity other than Target, or (iii) permit the Acquiror to enter into a share exchange or business combination with an entity other than Target, or (iv) permit the Acquiror to sell capital shares in the Acquiror, then in any of such events, the Acquiror shall immediately pay to Target, in consideration of the expenses incurred by Target in pursuing the transactions contemplated by this Agreement, a topping fee of $15,000 in immediately available funds. Nothing in this Section 10.3 of the Agreement shall abrogate the Acquiror's obligations under Section 4.2 of this Agreement.

          10.4 This Agreement shall be incorporated into a Reorganization Plan filed with the Bankruptcy Court in the Acquirer's pending Bankruptcy Proceeding.

          10.5 No later than 7 days after execution of this Agreement, Acquirer shall file an order to show cause and a motion seeking entry of an order from the Bankruptcy Court approving sections 4.2 and 10.3 of this Agreement, and shall use its best efforts to (i) obtain an expedited hearing on such motion; and (ii) obtain entry of such an order from the Bankruptcy Court.

     IN WITNESS WHEREOF, Target, Acquiror and Merger Sub and Target Shareholder have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

                                           AUTOINFO, INC.


                                           By: /s/ William Wunderlich
                                               -----------------------------
                                               Name:   William Wunderlich
                                               Title:  President


                                           SUNTECK TRANSPORT CO., INC.


                                           By: /s/ Harry Wachtel
                                               -----------------------------
                                               Name:   Harry Wachtel
                                               Title:  President


                                           TARGET SHAREHOLDER


                                           /s/ Harry Wachtel
                                           ---------------------------------
                                           Harry Wachtel